CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 3, 1998 accompanying the financial statements of Insured Municipals Income Trust, 193rd Insured Multi-Series as of January 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

We consent to the use of the aforementioned report in the Post-
Effective Amendment and to the use of our name as it appears under the caption "Auditors".





                    Grant THORNTON LLP



Chicago, Illinois
May 22, 1998